                                                                      EXHIBIT 15


                          SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


                 This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of October 2, 2000, by and among INFOGRAMES, INC. (formerly GT Interactive Software Corp.), a Delaware corporation (the "Company"), and CALIFORNIA U.S. HOLDINGS, INC., a Delaware corporation (the "Securityholder").

                 WHEREAS, pursuant to the terms and conditions of a Securities Purchase Agreement, dated as of November 15, 1999 (the "Company Purchase Agreement"), by and among the Company, Infogrames Entertainment SA., a French societe anonyme ("Parent") and the Securityholder, the Company, among other things, issued to the Securityholder an aggregate of 5,714,286 shares of common stock of the Company, par value $0.01 per share ("Common Stock"), and a 5% Subordinated Convertible Note in the aggregate principal amount of approximately $60,600,000 (the "Note"), with a conversion price of $9.25 per share;

                 WHEREAS, concurrent with the execution and delivery of the Company Purchase Agreement, the Company issued to the Securityholder warrants to purchase 10,000 shares of Common Stock, having an exercise price of $0.05 per share (the "Short-Term Note Warrants");

                 WHEREAS, concurrently therewith, the Securityholder acquired from certain principal stockholders of the Company an aggregate of 6,711,701 shares of Common Stock (the "Cayre Shares") and warrants to acquire an aggregate of 900,000 shares of Common Stock at an exercise price of $0.05 per share (the "GAP Warrants");

                 WHEREAS, concurrently therewith, the Company and the Securityholder entered into a Registration Right Agreement dated as of November 15, 1999 (the "Registration Right Agreement"), pursuant to which the Securityholder received certain registration rights in respect of the shares of Common Stock acquired by the Securityholder pursuant to the Company Purchase Agreement, the Cayre Shares, and any shares of Common Stock issuable upon conversion of the Original Note or upon exercise of the Short-Term Note Warrants and the GAP Warrants.

                 WHEREAS, pursuant to the terms of the Master Assignment and Acceptance dated as of February 15, 2000 (the "Assignment and Acceptance"), by and among (i) the Company, as borrower, (ii) First Union National Bank, Bank of America, N.A., European American Bank, Fleet Bank, N.A., National Bank of Canada, The Bank of Nova Scotia (collectively the "Previous Lenders"), and
(iii) Parent, as assignee, the Previous Lenders assigned to Parent all the rights and obligations of the Previous Lenders under the Credit Agreement dated as of September 11, 1998 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Company and the Previous Lenders;

                 WHEREAS, in connection with the Assignment and Acceptance, the Company entered into a warrant agreement dated as of February 15, 2000 with Parent and the Securityholder and issued to the Securityholder warrants to purchase 45,000 shares of Common Stock (the "Credit Warrants");

                 WHEREAS, in connection with the issuance of the Credit Warrants to the Securityholder, the Company and the Securityholder amended the Registration Right Agreement, as of Febuary 15, 2000 (the "Amended and Restated Registration Rights Agreement") to include the shares of Common Stock issuable upon exercise of the Credit Warrants;

                 WHEREAS, in connection with the issuance of shares of Common Stock to the Securityholder pursuant to the Agreement and Plan of Merger, dated as of September 6, 2000, by and among the Company, INA Merger Sub, Inc., Parent, the Securityholder and Infogrames North America, Inc. (the "Merger Agreement"), the Company has agreed to further amend the Amended and Restated Registration Rights Agreement to include the shares of Common Stock issuable pursuant to the Merger Agreement and the transactions contemplated thereby;

                 WHEREAS, the Company and the Securityholder deem it to be in their respective best interests to amend and restate in its entirety the Amended and Restated Registration Rights Agreement to set forth the rights of the Securityholder in connection with public offerings and sales of the Registrable Securities (as defined below).

                 NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend and restate in its entirety the Amended and Restated Registration Rights Agreement as set forth herein and to agree as follows:

                 SECTION 1.  DEFINITIONS.

                 (a) As used in this Agreement, the following terms shall have the following meanings:

                 "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized by law, regulation or executive order to close.

                 "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

                 "Delay Notice" shall have the meaning set forth in Section 6(b) hereof.

                 "Demand Participation Notice" shall have the meaning set forth in Section 3(a) hereof.

                 "Demand Registration" shall have the meaning set forth in
Section 3(a) hereof.

                 "Demand Registration Notice" shall have the meaning set forth in Section 3(a) hereof.

                 "Holder" shall mean the Securityholder and any of its transferees that owns Registrable Securities. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

                 "Material Development Condition" shall have the meaning set forth in Section 6(b) hereof.

                 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                 "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all materials incorporated by reference in such prospectus.

                 "Registrable Securities" shall mean (i) the shares of Common Stock acquired by the Securityholder pursuant to the Company Purchase Agreement and the Cayre Shares, (ii) any shares of Common Stock issuable upon conversion of the Note, (iii) any shares of Common Stock issuable upon exercise of the Short-Term Note Warrants and the GAP Warrants, (iv) any shares of Common Stock issuable upon exercise of the Credit Warrants, (v) any shares of Common Stock issuable pursuant to the Merger Agreement, including the 20,089,224 shares of Common Stock issued in connection with the conversion of the then outstanding debt under the Credit Agreement and certain intercompany payables, and (vi) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Common Stock.

                 "Registration Expenses" shall have the definition set forth in
Section 7 hereof.

                 "Registration Period" shall have the definition set forth in
Section 3(b) hereof.

                 "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such registration statement.

                 "Requesting Securityholder" shall have the meaning set forth in Section 4 hereof.

                 "Restricted Securities" shall have the meaning set forth in
Section 2 hereof.

                 "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                 "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                 "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                 "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                 "SEC" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                 "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                 "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.

                 (b) All references to the number of shares of Common Stock shall reflect the one-for-five reverse stock split of the issued and outstanding shares of Common Stock, effected by the Company as of the close of business on June 26, 2000.

                 SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT.

                 The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a "Restricted Security" is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement and which has not been sold by a Holder pursuant to Rule 144 (except pursuant to a transfer to any affiliate of such Holder), Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

                 SECTION 3.  DEMAND REGISTRATION.

                 (a) Demand. At any time during the term of this Agreement, a Holder or Holders may request the Company, in writing (a "Demand Registration Notice"), to effect the registration of all or such portion of the Registrable Securities as such Holder or Holders shall specify; provided, that only one demand may be made pursuant to this Section 3(a) during any six month period; provided, further, that an aggregate of only three demands may be made pursuant to this Section 3(a), unless the Company is eligible to use Form S-3 (or any successor form) in which case the foregoing limitation shall not apply. Upon receipt of any such Demand Registration Notice, the Company shall promptly give written notice of such proposed registration to all other Holders. Such Holders shall have the right, by giving written notice (the "Demand Participation Notice") to the Company within fifteen (15) days after the Company provides its notice, to elect to have included in such registration such number of their Registrable Securities as such Holders may request in such Demand Participation Notice. A Holder or Holders may, at any time up to five
(5) Business Days before the filing date of the applicable Registration Statement relating to the Demand Registration, request that his or its Registrable Securities not be included therein by providing a written notice to that effect to the Company.

                 Upon receipt of a Demand Registration Notice, the Company shall use its commercially reasonable efforts to file, as expeditiously as possible, but in any event no later than forty-five (45) days after such Demand Registration Notice, a Registration Statement on Form S-3 (or any successor form), or any other form available to the Company under the Securities Act, covering all Registrable Securities which the Company has been so requested to register (the "Demand Registration").

                 (b) Effectiveness of Registration Statement. Subject to the provisions of Sections 6(b) and (c) hereof, the Company agrees to use its commercially reasonable efforts to (i) cause the Registration Statement(s) relating to the Demand Registration described in Section 3(a) to become effective as promptly as practicable (such date of effectiveness, the "Effective Time"), and (ii) thereafter keep each such Registration Statement effective continuously for the period (the "Registration Period") ending, subject to the second sentence of Section 5(b) hereof and clause (3) of the last sentence of Section 6(b) hereof, on the earlier of (A) one year following the Effective Time, and (B) the date on which all Registrable Securities covered by each such Registration Statement have been sold and the distribution contemplated thereby has been completed.

                 (c) Inclusion of Other Securities. Any other holder of the Company's securities who has registration rights may include its securities in the Demand Registration effected pursuant to this Section 3.

                 SECTION 4.  PIGGYBACK REGISTRATION.

                 If, during the term of this Agreement, the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether (i) for its own account (other than in connection with the Registration Statement contemplated by Section 3 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), and other than in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) or (ii) for the account of a holder of securities of the Company pursuant to demand registration rights granted by the Company (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least fifteen (15) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4 shall so advise the Company in writing within ten (10) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use its commercially reasonable efforts to include in such registration statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company that the total amount of securities which the Holders of Registrable Securities, the Company and any other Persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount of securities to be offered for the accounts of Holders of Registrable Securities shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of all of the Holders of Registrable Securities and all other holders (except the Company and the Requesting Securityholder) of securities intended to be included in such offering and the number of securities to be offered for the account of each such Holder, to the extent necessary to reduce the total amount of securities to be included in such proposed public offering to the amount recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a registration statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Holder or Holders of the Registrable Securities; provided that the Company's obligations pursuant to
Section 5(a)(ii), 7 and 8 shall remain effective.

                 SECTION 5.  REGISTRATION PROCEDURES.

                 (a) General. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable, Section 4 hereof, the Company will:

                 (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in
         Section 3(b), provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and, provided, further, that as soon as practicable, but in no event later than five (5) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters;

                (ii) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

               (iii) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                (iv) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (v) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

                (vi) use commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph
         (vi), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

               (vii) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

              (viii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed if requested by the Holders of a majority of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                (ix) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

                 (x) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

                (xi) subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities).

                 As a condition precedent to the participation in any registration hereunder, the Company may require each seller of Registrable Securities as to which any such registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

                 (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii)(4), (5) or (6) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) such Holder receives copies of any required supplemented or amended Prospectus, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 5(b). If so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                 SECTION 6.   HOLDBACK AGREEMENTS.

                 (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), and other than in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, each Holder agrees that if he or it is (x) then a 5% or greater stockholder, a director or an officer of the Company and (y) reasonably requested to do so by the managing underwriter or the underwriters, then such Holder shall not effect any public sale or distribution of securities of the Company, except as part of such underwritten registration, during the period beginning twenty-five (25) days prior to the closing date of such underwritten offering and ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the managing underwriter or underwriters).

                 (b) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3, if the Company determines that, in its good faith judgment, (i) it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary for purposes of disclosure to the stockholders or potential investors of the Company) be materially disadvantageous (a "Material Development Condition") to the Company or any subsidiary or its stockholders for such a Material Development Condition to be publicly disclosed, and (ii) the Company reasonably believes it would be required under the Securities Act to disclose such Material Development Condition in such Registration Statement, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to any Holder of Registrable Securities included or to be included in such Registration Statement, (i) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (iii) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition shall be disclosed or no longer exists (notice of which the Company shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed). Notwithstanding the foregoing provisions of this
Section 6(b): (1) in no event may such cessation or delay (i) be, for each such Registration Statement, for a period of more than ninety (90) consecutive days from the giving of its Delay Notice to a Holder or Holders with respect to such Material Development Condition, as above provided, or (ii) for each such Registration Statement, exceed in the aggregate one hundred twenty (120) days in any consecutive three hundred sixty-five (365) day period; (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable after such Material Development Condition expires or, if sooner, as soon as practicable after the expiration of the earlier of such ninety (90) day or one hundred twenty (120) day period, and the Registration Period for such new Registration Statement shall be the greater of thirty (30) days or the number of days that remained in such Registration Period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (3) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities for any period during the Registration Period, the Registration Period with respect to such Holders shall be extended by the number of days during the Registration Period that such Holders are required to refrain from selling Registrable Securities.

                 (c) Limitation on Demand and Piggyback Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when (i) in the opinion of counsel for the Company (which counsel shall be experienced in securities law matters), registration of the Registrable Securities is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities and (ii) the amount of Registrable Securities held by such Holders does not exceed five percent of the outstanding shares of Common Stock, on a fully diluted basis, the Holders shall have no rights pursuant to Sections 3 and 4 hereof to request a Demand Registration or a piggyback registration in connection with such proposed sale and the Company shall promptly provide to the transfer agent and the Holders' broker in connection with any sale transaction an opinion to the effect set forth above, reasonably sufficient in form and substance to permit the transfer agent to issue stock certificates for such Registrable Securities without any legend restricting transfer thereof.

                 SECTION 7.  REGISTRATION EXPENSES.

                 All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees (including, without limitation, any fees payable to the NASD or the relevant securities exchange if the Company's shares are listed on such exchange), fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of counsel for the Holders, out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

                 SECTION 8.  INDEMNIFICATION.

                 (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriters expressly for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

                 (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits relating to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit relating to such Holder so furnished in writing by such Holder to the Company specifically for inclusion therein. The Company and the other Persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. In no event shall any participating Holder have an obligation to indemnify any Person pursuant to this Section 8(b) for any amount in excess of the net proceeds received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

                 (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice and reasonably satisfactory to the indemnified party; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder, except to the extent that the indemnifying party forfeits substantive rights or defenses by reason of such failure; provided, further, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (B) in the reasonable judgment of any such Person, based upon a written opinion of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in either of which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one (1) local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

                 (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 8(a) and
Section 8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. In no event shall any participating Holder be required to contribute any amount in excess of the net proceeds received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

                 SECTION 9.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                 No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                 SECTION 10.  AMENDMENTS AND WAIVERS.

                 The provisions of this Agreement, including the provisions of this Section 10, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities then outstanding. Whenever the consent or approval of Holders of a specified number of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its controlled affiliates (other than Holders of Registrable Securities if such Holders are deemed to be affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

                 SECTION 11.  TERM OF AGREEMENT.

                 This Agreement may be terminated at any time by a written instrument signed by Holders of all of the Registrable Securities then outstanding. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding; provided that any shares of Common Stock previously subject to this Agreement shall not be Registrable Securities following the sale of such shares in an offering registered pursuant to this Agreement.

                 SECTION 12.  NOTICES.

                 All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                 (a) If to a Holder of Registrable Securities, at the most current address given by such Holder to the Company, in accordance with the provisions of this Section 12, which address initially is, with respect to each Holder, listed on Schedule 1 attached hereto.

                 (b)  If to the Company, initially at

                          417 Fifth Avenue
                          New York, New York 10016
                          Attention:  Director of Legal Services
                          Telecopier no. (212) 679-3424
                          Confirm no. (212) 726-6500

         with a copy to

                          Gibson, Dunn & Crutcher LLP
                          200 Park Avenue
                          New York, NY  10166
                          Attention:  Dennis J. Friedman, Esq.
                          Telecopier no. (212) 351-4035
                          Confirm no. (212) 351-4000

         and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 12.

                 (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following such mailing.

                 SECTION 13.  COUNTERPARTS.

                 This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 SECTION 14.  HEADINGS.

                 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 SECTION 15.  GOVERNING LAW.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

                 SECTION 16.  JURISDICTION; FORUM; SERVICE OF PROCESS.

                 Any action or proceeding arising under or relating to this letter or any of the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or the courts of the State of New York located in the County of New York. Each party hereto submits to personal jurisdiction of each such court with respect to any action or proceeding arising under or relating to this Agreement or any of the transactions contemplated hereby and waives any objection to the laying of venue in such courts and any claim that any such action or proceeding has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising under or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. The Securityholder hereby irrevocably appoints the person listed on the signature page hereof as its agent for service of process in connection with any action or proceeding arising under or relating to this Agreement and any of the transactions contemplated hereby. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 12 hereof, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

                 SECTION 17.  SEVERABILITY.

                 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 SECTION 18.  SUCCESSORS AND ASSIGNS.

                 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment to, any subsequent Holder of the Registrable Securities.

                 SECTION 19.  ENTIRE AGREEMENT.

                 This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.


                          INFOGRAMES, INC.


                          By:
                              ---------------------------------
                              Name:
                              Title:


                          CALIFORNIA U.S. HOLDINGS, INC.


                          By:
                              ---------------------------------
                              Name:
                              Title:

                                   SCHEDULE 1




California U.S. Holdings, Inc.
c/o Infogrames Entertainment S.A.
84, rue du 1er Mars 1943
Villeurbanne, 69100
France
Attention:  Thomas Schmider
Telecopy:  (011 33) 472 655116
Confirm:  (011 33) 472 655000

and

Attention:  Frederic Monnereau
Telecopy:  (011 33) 472 655062
Confirm:  (011 33) 472 655000